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                                                                   Exhibit 23(d)



                        CONSENT OF INDEPENDENT AUDITORS



          We hereby consent to the inclusion in this Form S-4 of our report dated January 08, 1999, on the financial statements of Potomac Valley Bank as of December 31, 1998 and 1997, and the related statements of income, comprehensive income, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996.


                                              ARNETT & FOSTER, P.L.L.C.



Charleston, West Virginia
October 12, 1999